Exhibit 16.1

RBSM LLP
Certified Public Accountants
805 Third Avenue, Suite 902
New York, New York 10022

February 3, 2014

Securities and Exchange Commision
100 F Street, N.W.
Washington, DC 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of Gilla Inc. (the "Company") Form 8-K dated February 3, 2014, and are in agreement with the statements relating only to RBSM LLP contained therin. We have no basis to agree or diagree with other statements of the Company contained therein.

Very truly yours,

/s/ RBSM LLP
RBSM LLP